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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our report dated February 22, 1996, on our audits of the combined financial statements of Pharmaceutical Product Development, Inc., its affiliates and its consolidated subsidiaries. We also consent to the reference to our firm under the captions "Selected Historical and Unaudited Pro Forma Combined Financial Data", "Accounting Treatment" and "Experts".



                                          COOPERS & LYBRAND L.L.P.


Raleigh, North Carolina

August 15, 1996